Amended and Restated Articles of Amendment to the
                          Articles of Incorporation of
                            Rocky Mountain Gas, Inc.


     The articles of incorporation of Rocky Mountain Gas, Inc. (the "Corporation") are amended by the creation of Series A Preferred Stock, pursuant
 -----------
to  W.S.  17-16-602(d)  of  the  Wyoming  Business  Corporation Act (the "Act"):
                                                                          ---

     (i)  The  name  of  the  Corporation  is  Rocky  Mountain  Gas,  Inc.

     (ii) The text of the amendment, to create the Series A Preferred Stock out of the general unlimited class of preferred stock, follows. No change is made to the provisions of article FOURTH of the original articles of incorporation with respect to the common stock.

                        TERMS OF SERIES A PREFERRED STOCK

     Section 1. Designation, Amount and Par Value. The series of preferred stock
                ---------------------------------
shall be designated as its 10% Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 1,333,333
 ----------------
(which shall not be subject to increase without the consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the
                                                ------
"Holders")).  Each share of Preferred Stock shall have no par value and a stated
 -------
value  equal  to  $3.00  (the  "Stated  Value"). Capitalized terms not otherwise
                                -------------
defined  herein  shall  have  the  meaning given such terms in Section 8 hereof.

     Section  2.  Dividends.
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     (a)  Holders  shall  be  entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 10% per annum (subject to increase pursuant to Sections 6(a) and 7(a)), payable annually on March 1, beginning with March 1, 2005 and on any Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day)("Dividend
                                                                        --------
     Payment Date"). The form of dividend payments to each Holder shall be made,
     ------------
     (i) if funds are legally available for the payment of dividends and the Equity Conditions are not met, in cash only, (ii) if funds are legally available for the payment of dividends and the Equity conditions are met, subject to the notice conditions contained herein, at the option of the Corporation, (A) in cash (in lieu thereof and at the option of a Holder, the Holder may elect to receive shares of Corporation Common Stock which shall be valued at $3.00 per share (subject to adjustment for any stock splits, reverse splits and similar capital events after the Original Issuance Date)) or (B) in Parent Common Stock, which shall be valued at 90% of the average of the 5 VWAPs immediately prior to the Dividend Payment Date (but in no event less than $1.50 per share, as adjusted for any stock splits or similar capital events subsequent to the Original Issue Date) or
     (iii) if funds are not legally available for the payment of dividends and the Equity conditions are met, in Parent Common Stock, which shall be valued at 90% of the average of the 5 VWAPs immediately prior to the Dividend Payment Date (but in no event less than $1.50 per share, as adjusted for any stock splits or similar capital events subsequent to the Original Issue Date), and (iv) if funds are not legally available for the payment of dividends and the Equity conditions are not met, at the election of the Holder, (A) in unregistered Parent Common Stock, which shall be valued at 90% of the average of the 5 VWAPs immediately prior to the Dividend Payment Date (but in no event less than $1.50 per share, as adjusted for any stock splits or similar capital events subsequent to the Original Issue Date), (B) in shares of Corporation Common Stock which shall be valued at $3.00 per share (subject to adjustment for any stock splits, reverse splits and similar capital events after the Original Issuance
     Date), (C) by the accrual of such dividend payment to the next Dividend Payment Date or (D) by the accretion of such dividend payment to the outstanding Stated Value. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 5. 30 days prior to the first
     Interest Payment Date, the Corporation shall have notified the Holders whether it may lawfully pay cash dividends. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to lawfully pay cash dividends. If at any time the Corporation has the right to pay dividends in cash and Parent Common Stock, the Corporation must provide the Holder with at least 20 Trading Days' prior notice of its election to pay a regularly scheduled dividend in Parent Common Stock. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment).

     (b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

     Section  3.  Voting  Rights.  Except  as  otherwise  provided herein and as
                  --------------
otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a seventy-five percent majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation,
(b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or
(e)  enter  into  any  agreement  with  respect  to  the  foregoing.

     Section  4. Liquidation. Upon any liquidation, dissolution or winding-up of
                 -----------
the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders
                                                      -----------
shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the $4.05 per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

     Section  5.  Conversion.
                  ----------

     (a) (i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into that number of shares of Parent Common Stock (subject to the limitations set forth in Sections 5(a)(ii) and (iii)) or Corporation Common Stock determined by dividing the Stated Value of such share of Preferred Stock by the applicable Set Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Conversion
                                                          -------     ----------
     Notice").  Each  Conversion  Notice  shall  specify the number of shares of
     ------
     Preferred Stock to be converted (which shall not be less than 25,000 shares, unless the Holder then holds less than 25,000 shares), the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date
                                        ---------------
     is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

          (ii) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock into Parent Common Stock, and the Holder shall not have the right to convert any portion of the Preferred Stock into Parent Common Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Conversion Notice, would beneficially own in excess of 4.99% of the number of shares of the Parent Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Parent Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Parent Common Stock issuable upon conversion of the Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Parent Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Preferred Stock beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Parent (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(a)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 5(a)(ii) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which shares of Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice into Parent Common Stock shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(a)(ii), in determining the number of outstanding shares of Parent Common Stock, the Holder may rely on the number of outstanding shares of Parent Common Stock as reflected in the most recent of the following: (A) the Parent's most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Parent or (C) any other notice by the Parent or the Parent's transfer agent setting forth the number of shares of Parent Common Stock outstanding. In any case, the number of outstanding shares of Parent Common Stock shall be determined after giving effect to the conversion or exercise of securities into Parent Common Stock, including the Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Parent Common Stock was reported.

          (iii) Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Holder any shares of Parent Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights or right to issue shares of Common Stock in payment of dividends, to the extent such shares, when added to the number of shares of Parent Common Stock issued or issuable (A) upon conversion of any shares of Preferred Stock pursuant to
     Section 5(a)(i) and (B) upon exercise of those certain warrants issued pursuant to that certain Securities Purchase Agreement would exceed 2,479,327 [19.999% of the Parent's outstanding Parent Common Stock immediately prior to the Closing Date], or such greater or lesser number of shares of Parent Common Stock permitted pursuant to the corporate governance rules of the Nasdaq Stock Market Inc. or other Principal Market that is at the time the principal trading exchange or market for the Parent Common Stock, based upon share volume, as confirmed in writing by counsel to the Parent (the "Maximum Aggregate Share Amount"), unless the Parent
                             ------------------------------
     first obtains shareholder approval permitting such issuances in accordance with Nasdaq Stock Market Inc. rules or other Principal Market rules ("Shareholder Approval"). Each Holder shall be entitled to a portion of the
       --------------------
     Maximum  Aggregate  Share Amount equal to the quotient obtained by dividing
     (x) such the number of shares of Preferred Stock initially purchased by such Holder by (y) the aggregate number of shares purchased by all Holders. Such portions shall be adjusted upward ratably in the event all of the shares of Preferred Stock of any Holder are no longer outstanding. If at any time the number of shares of Parent Common Stock which could, notwithstanding the limitation set forth herein, be issuable and sold to all Holders during the following 12 months (assuming all dividends are paid in shares of Parent Common Stock during such period of determination) equals or exceeds the Maximum Aggregate Share Amount, then the Preferred Stock shall thereafter only be convertible into Corporation Common Stock.

     (b) (i) Not later than five Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver to the Holder (A) a
      ---------------------
     certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1 of the Purchase Agreement) representing the number of shares of Corporation Common Stock or Parent Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section which represent Parent Common Stock electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

          (ii) The Corporation's obligations to issue and deliver the Conversion Shares (whether of Corporation Common Stock or Parent Common Stock) upon conversion and redemption of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Corporation Common Stock or Parent Common Stock, as applicable, upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

          (iii) If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Parent Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall pay in cash to the
                         ------
     Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Parent Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Parent Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Parent Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Parent Common Stock or Corporation Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

     (c) (i) The conversion price for each share of Preferred Stock into Parent Common Stock shall be 90% of the average of the 5 VWAPs immediately prior to the Conversion Date (but in no event less than $1.50, as adjusted for any stock splits or similar capital events subsequent to the Original Issue
     Date), or in shares of the Corporation Common Stock which shall be valued at $3.00 per share (the "Set Price"), subject to adjustment as set forth
                                 ---------
     below.

          (ii) if the Corporation, at any time while the Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Corporation Common Stock or any other equity or equity equivalent securities payable in shares of Corporation Common Stock, (B) subdivide outstanding shares of Corporation Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Corporation Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Corporation Common Stock any shares of capital stock of the Corporation, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Corporation Common Stock Outstanding before such event and of which the denominator shall be the number of shares of Corporation Common Stock Outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (iii) if the Corporation, at any time while the Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Corporation Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Corporation Common Stock at a price per share less than the Set Price at the record date mentioned below, then the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Corporation Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Corporation Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Corporation Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at the Set Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (iv) if the Corporation or any subsidiary thereof at any time while the Preferred Stock is outstanding, shall offer, sell, grant any option or warrant to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue any Corporation Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Corporation Common Stock) (collectively, "Common
                                                                          ------
     Stock  Equivalents")  entitling any Person to acquire shares of Corporation
     ------------------
     Common Stock, at an effective price per share less than the Set Price (a "Dilutive Issuance"), as adjusted hereunder (if the holder of the
      ------------------
     Corporation Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Corporation Common Stock at a price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then (A) from the Original Issue Date until the 30th day following the Effective Date (if the Registration Statement is unavailable for use by the Holder during such period, such period shall be extended for such number of unavailable days), the Set Price shall be reduced to equal the effective conversion, exchange or purchase price for such Corporation Common Stock or Common Stock Equivalents (including any reset provisions thereof), at issue and (B) after 30th day following the Effective Date (as extended in clause (A) above), the Set Price shall be reduced by multiplying the Set Price by a fraction, the numerator of which is the number of shares of Corporation Common Stock Outstanding immediately prior to the Dilutive Issuance plus the number of shares of Corporation Common Stock which the offering price for such Dilutive Issuance would purchase at the Set Price, and the denominator of which shall be the sum of the number of shares of Corporation Common Stock Outstanding immediately prior to the Dilutive Issuance plus the number of shares of Corporation Common Stock so issued or issuable in connection with the Dilutive Issuance. Such adjustment shall be made whenever such Corporation Common Stock or Common Stock Equivalents are issued. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Corporation Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

          (v) if the Corporation, at any time while the Preferred Stock is outstanding, shall distribute to all holders of Corporation Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Corporation Common Stock (which shall be subject to Section 5(c)(iii), then in each such case the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Set Price determined as of the record date mentioned above, and of which the numerator shall be such Set Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Corporation Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Corporation Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (vi) All calculations under this Section 5(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Corporation Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Corporation Common Stock. For purposes of this Section 5(c), the number of shares of Corporation Common Stock deemed to be outstanding (the "Corporation Common Stock Outstanding") as of a given date
                       ------------------------------------
     shall be the sum of the number of shares of Corporation Common Stock (excluding treasury shares, if any) issued and outstanding.

          (vii) Notwithstanding anything to the contrary herein, no adjustment shall be made hereunder in connection with the following (a) the granting or issuance of shares of Corporation Common Stock or options to employees, officers and directors of the Corporation pursuant to any stock option plan or employee incentive plan or agreement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) the conversion or exercise of any Preferred Stock or any other security issued by the Corporation in connection with the offer and sale of this Corporation's securities pursuant to this Agreement, (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof, or (d) acquisitions or strategic investments, the primary purpose of which is not to raise capital.

          (viii) Whenever the Set Price is adjusted pursuant to this Section the Corporation shall promptly mail to each Holder, a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (d) Mandatory Conversion. Any shares of Preferred Stock which have not been converted or redeemed on the second year anniversary of the Original Issue Date shall be automatically converted into shares of Corporation Common Stock at the Set Price then in effect.

     Section  6.  [Intentionally  Omitted].

     Section  7.  Redemption  Upon  Triggering  Events.
                  ------------------------------------

     (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount. The Triggering Redemption Amount, in cash shall be due and payable within 5 Trading Days of the date on which the notice for the payment therefore is provided by a Holder (the "Triggering Redemption Payment
                                                   -----------------------------
     Date").  If  the  Corporation fails to pay the Triggering Redemption Amount
     ----
     hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

     (b)  "Triggering  Event"  means  any  one  or  more of the following events
           -----------------
     (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) the failure of the Registration Statement to be declared effective by the Commission on or prior to the 210th day after the Original Issue Date;

          (ii) if, during the Effectiveness Period, the effectiveness of the Registration Statement lapses for any reason for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period, or the Holder shall not be permitted to resell Registrable Securities under the Conversion Shares Registration Statement for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period;

          (iii) the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

          (iv) one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(c) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Holders prior to the expiration of 30 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Registration Statement to be declared effective by the Commission on or prior to the 210th day after the Original Issue Date, which shall be covered by Section 7(b)(i));

          (v) the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 10 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

          (vi) the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Corporation Common Stock or Parent Common Stock to issue to such Holder upon a conversion hereunder;

          (vii) the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

          (ix) The occurrence of a Change of Control Transaction or the Corporation shall redeem more than a de minimis number of Junior Securities;

          (x)  there  shall  have  occurred  a  Bankruptcy  Event;  or

          (xi) the Common Stock shall fail to be listed or quoted for trading on a Principal Market for more than 5 consecutive Trading Days.

     Section  8. Definitions. For the purposes hereof, the following terms shall
                 -----------
have  the  following  meanings:

"Bankruptcy  Event"  means  any  of  the  following events: (a) the Corporation,
 -----------------
     Parent or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation, Parent or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation, Parent or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation, Parent or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation, Parent or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation, Parent or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation, Parent or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Change  of  Control  Transaction" means the occurrence after the date hereof of
 --------------------------------
     any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation or Parent, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by Parent) or Parent, or (b) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's or Parent's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the execution by the Corporation or Parent of an agreement to which the Corporation or Parent is a party or by which it is bound, providing for any of the events set forth above in (a) or (b).

"Closing"  means  closing  of  the  purchase  and  sale  of the Preferred Stock.
 -------

"Commission"  means  the  Securities  and  Exchange  Commission.
 ----------

"Conversion  Amount"  means  the  sum  of  the  Stated  Value  at  issue.
 ------------------

"Conversion  Date"  shall  have  the  meaning  set  forth  in  Section  5(b)(i).
 ----------------

"Conversion  Shares" means, collectively, the shares of Corporation Common Stock
 ------------------
     or Parent Common Stock into which the shares of Preferred Stock are convertible (and issuable in lieu of cash dividends) in accordance with the terms hereof.

"Corporation  Common  Stock"  means the Corporation's Common Stock, and stock of
 --------------------------
     any other class into which such shares may hereafter have been reclassified or changed.

"Corporation  Common  Stock  Outstanding"  shall  have  the meaning set forth in
 ---------------------------------------
     Section  5(c)(vi).

"Dividend  Payment  Date"  shall  have  the  meaning  set forth in Section 2(a).
 -----------------------

"Effective  Date"  means  the  date  that the Registration Statement is declared
 ---------------
     effective  by  the  Commission.

"Equity  Conditions"  Unless  waived by a Holder as to a particular event (which
 ------------------
     waiver shall apply only to such Holder), as of such event date, the following conditions have been met: (i) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring prior to such date, (ii) there is an effective Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Parent Conversion Shares issued to the Holders and all of the Parent Conversion Shares as are issuable to the Holders upon conversion in full of the Preferred Stock (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the Parent Common Stock is listed for trading on the Principal Market (and the Corporation believes, in good faith, that trading of the Parent Common Stock on the Principal Market will continue uninterrupted for the foreseeable future), (iv) all liquidated damages and other amounts owing in respect of the Preferred Stock shall have been paid or will, concurrently with the issuance of the Conversion Shares, be paid in cash; (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Parent Common Stock and Corporation Common Stock for the issuance of all the Conversion Shares as are issuable to the Holder upon conversion in full of the Preferred Stock; (vi) no Triggering Event has occurred and is continuing;
     (vii) all of the Parent Conversion Shares issuable to the Holder upon conversion in full of the Preferred Stock will not violate the limitations set forth in Sections 5(a)(ii) and (iii); (viii) the average of the 5 VWAPs immediately prior to the date in question is greater than $1.67, as adjusted for any stock splits or similar capital events subsequent to the Original Issue Date, and (ix) no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction has occurred that has not been consummated.

"Exchange  Act"  means  the  Securities  Exchange  Act  of  1934,  as  amended.
 -------------

"Fundamental  Transaction"  means the occurrence after the date hereof of any of
 ------------------------
     (a) the Corporation or Parent effects any merger or consolidation of the Corporation with or into another Person, (b) the Corporation or Parent effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Corporation, Parent or another Person) is completed pursuant to which holders of Common Stock or Parent Common Stock, as the case may be, are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Corporation or Parent effects any reclassification of the Common Stock or Parent Common Stock, as the case may be, or any compulsory share exchange pursuant to which the Common Stock or Parent Common Stock, as the case may be, is effectively converted into or exchanged for other securities, cash or property.

"Holder"  shall  have  the  meaning  given  such  term  in  Section  1  hereof.
 ------

"Junior  Securities"  means  the  Common  Stock  and  all other equity or equity
 ------------------
     equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior in rights or liquidation preference to the Preferred Stock.

"Original Issue Date" shall mean the date of the first issuance of any shares of
 -------------------
     the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"Parent"  means  U.S.  Energy  Corp.,  a  Wyoming  corporation.
 ------

"Parent Common Stock" means the common stock of the Parent, and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Parent  Conversion  Shares"  means the shares of Parent Common Stock into which
 --------------------------
     the shares of Preferred Stock are convertible (and issuable in lieu of cash dividends) in accordance with the terms hereof.

"Person"  means a corporation, an association, a partnership, an organization, a
 ------
     business, an individual, a government or political subdivision thereof or a governmental agency.

"Principal  Market"  shall  initially mean the Nasdaq Small-Cap Market and shall
 -----------------
     also include the New York Stock Exchange, the NASDAQ National Market, or the American Stock Exchange, whichever is at the time the principal trading exchange or market for the Parent Common Stock, based upon share volume.

"Purchase  Agreement"  means  the  Securities  Purchase  Agreement,  dated as of
 -------------------
     February __, 2004, to which the Corporation, the Parent and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Registration  Rights  Agreement" means the Registration Rights Agreement, dated
 -------------------------------
     as of February __, 2004, to which the Parent and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Registration  Statement"  means  a  registration  statement  that  meets  the
 -----------------------
     requirements of the Registration Rights Agreement and registers the resale of all Parent Conversion Shares by each Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.

"Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
 ---------------

"Set Price"  shall  have  the  meaning  set  forth  in  Section  5(c)(i).
 ---------

"Trading Day" shall mean any day during which the Principal Market shall be open
 -----------
     for  business.

"Transaction  Documents"  shall  mean  the Purchase Agreement and all agreements
 ----------------------
     entered into in connection therewith, including the Registration Rights Agreement and the Warrants.

"Triggering  Event"  shall  have  the  meaning  set  forth  in  Section  7(b).
 -----------------

"Triggering  Redemption  Amount" for each share of Preferred Stock means the sum
 ------------------------------
     of  (i)  the greater of (A) 130% of the Stated Value and (B) the product of
     (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Set Price as it relates to Parent Conversion Shares, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

"VWAP"  means,  for  any  date,  the  per  share  price  of  Parent Common Stock
 ----
     determined by the first of the following clauses that applies: (a) if the Parent Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Parent Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Parent Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Parent Common Stock is not then listed or quoted on a Principal Market and if prices for the Parent Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Parent Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Parent Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Parent Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Parent Common Stock so reported; or (d) in all other cases, the fair market value of a share of Parent Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Corporation.

     Section  9. Fundamental Transactions and Change of Control Transactions. If
                 -----------------------------------------------------------
a Fundamental Transaction occurs, then upon any subsequent conversion of shares of Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of either Parent Common Stock or Corporation Common Stock, as the case may be (the "Alternate Consideration").
                                                      -----------------------
For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Parent Common Stock or Corporation Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Parent Common Stock or Corporation Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of shares of Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9 and insuring that the Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     Section  10.  Miscellaneous.
                   -------------

     (a) If (i) the Corporation shall declare a dividend (or any other distribution) on the Corporation Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Corporation Common Stock, (iii) the Corporation shall authorize the granting to all holders of Corporation Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any Fundamental Transaction or Change of Control Transaction, or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall file a press release or Current Report on Form 8-K to disclose such occurrence and notify the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Corporation Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such Fundamental Transaction or Change of Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Corporation Common Stock of record shall be entitled to exchange their Corporation Common Stock for securities, cash or other property deliverable upon any such Fundamental Transaction or Change of Control Transaction. Holders are entitled to convert the Conversion Amount of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

     (b) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Corporation Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Corporation Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Corporation Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

     (c) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Corporation or Parent Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the fair market value at such time.

     (d) The issuance of certificates for Parent or Corporation Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

     (e) To effect conversions or redemptions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Parent or Corporation Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

     (f) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief
     Financial  Officer  of the Corporation addressed to Robert Scot Lorimer Fax
     Number: (307) 857-3050 or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, which address shall initially be the address of such Holder set forth on the signature pages of the Purchase Agreement, or such other address as the Corporation or a Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

     (g) For purposes hereof, a share of Preferred Stock is outstanding until such date as the Holder shall have received the Conversion Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Articles of Amendment.


This Amendment was adopted on February 25, 2004 and is effective on February 25, 2004.


This Amendment was duly adopted by the Board of Directors of Rocky Mountain Gas, Inc.

     Dated: February 25,  2004.
            -----------


------------------------------------               -----------------------------
Name:     Keith  G.  Larsen
Title:    Chief  Executive  Officer

                                    ANNEX A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 10% Series A Convertible Preferred Stock indicated below, into shares of common stock of (the "Common Stock"), of
 -------------

/_/  U.S  Energy  Corporation,  a  Wyoming  corporation

/_/  Rocky  Mountain  Gas,  Inc.,  a  Wyoming  Corporation

according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the issuing corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion  calculations:

     Date  to  Effect  Conversion

     -----------------------------------------
     Number  of  shares  of  Preferred  Stock  owned  prior  to  Conversion

     -----------------------------------------
     Number  of  shares  of  Preferred  Stock  to  be  Converted

     -----------------------------------------
     Stated  Value  of  shares  of  Preferred  Stock  to  be  Converted

      -----------------------------------------
     Number  of  Conversion  Shares  to  be  Issued

     -----------------------------------------
     Applicable  Set  Price

     -----------------------------------------
     Number  of  shares  of  Preferred  Stock  subsequent  to  Conversion

     -----------------------------------------
[HOLDER]


By:_______________________
      Name:
      Title: